Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
August 13, 2009

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS PER SHARE UP 33% FOR 2nd QUARTER 2009

DENVER, COLORADO, August 13, 2009 Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2009. For the quarter ended June 30, 2009, total dental group practice revenue increased $300,000, or 2.0%, to $15.2 million. Net revenue increased $93,000, or 1.1%, to $8.9 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) increased $164,000, or 10.0%, to $1.8 million from $1.6 million. Net income for the quarter ended June 30, 2009 increased $69,000, or 15.4%, to $520,000 compared to $450,000 for the same period of 2008. Earnings per share increased 33.0%, to $.27 for the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008.

For the six months ended June 30, 2009, total dental group practice revenue increased $387,000, or 1.3%, to $30.6 million. Net revenue increased $187,000, or 1.1%, to $17.9 million. The Company’s Adjusted EBITDA increased $378,000, or 11.0%, to $3.8 million from $3.4 million. Net income for the six months ended June 30, 2009 increased $229,000, or 23.6%, to $1.2 million compared to $968,000 for the same period of 2008. Earnings per share increased 43.4%, to $.63 for the six months ended June 30, 2009 compared to $.44 for the six months ended June 30, 2008.

The increase in net revenue of $93,000 in the quarter ended June 30, 2009 consisted of an increase in same store net revenue from specialty dentistry of $126,000 along with a de novo office the Company opened in May 2008 generating an additional $63,000 in net revenue offset by a decrease in same store net revenue from general dentistry of $95,000.  The increase in net revenue of $187,000 in the six months ended June 30, 2009 consisted of an increase in same store net revenue from specialty dentistry of $221,000 along with a de novo office the Company opened in May 2008 generating an additional $102,000 in net revenue offset by a decrease in same store net revenue from general dentistry of $136,000.  Despite a slight increase in net revenue for the quarter and six months ended June 30, 2009 compared to the quarter and six months ended June 30, 2008, the Company believes it continues to experience a general weakness in the economy in its markets.

During 2008, the Company implemented cost containment measures that favorably affected the Company’s profitability in the quarter and six months ended June 30, 2009 compared to the same periods of 2008.  Fred Birner, Chief Executive Officer stated, “We are very pleased with the operating performance achieved by the Company in the quarter, particularly in light of the weak economic environment.”

During the second quarter of 2009, the Company signed a new lease for a de novo office in the Albuquerque, New Mexico market.  The Company expects this office to open in the second half of 2010.

During the first six months of 2009, the Company had capital expenditures of $193,000, purchased 13,688 shares of its Common Stock for approximately $170,000, paid $633,000 in dividends to its shareholders and decreased total bank debt outstanding by $2.1 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 61 dental offices, of which 35 were acquired and 26 were de novo developments.  At June 30, 2009, the Company had 116 general and specialty dentists affiliated with the organization.  The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter and six months ended June 30, 2009 on Thursday, August 13, 2009 at 9:00 a.m. MT. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. To participate in this conference call, dial in to 1-866-244-4629 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on August 13, the rebroadcast number is 1-888-266-2081 with the pass code of 1384024. This rebroadcast will be available through August 27, 2009.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA.  The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects, performance in 2009 and other future periods and the current economic environment. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2008		2009		2008		2009

NET REVENUE:	$8,793,229	(1)	$8,886,727	(1)	$17,740,225	(2)	$17,927,238	(2)

DIRECT EXPENSES:
Clinical salaries and benefits	2,491,642		2,421,007		5,159,616		4,997,552
Dental supplies	624,037		584,765		1,218,222		1,123,914
Laboratory fees	739,161		684,256		1,391,874		1,322,218
Occupancy	1,203,227		1,220,142		2,388,906		2,434,068
Advertising and marketing	119,099		98,829		226,548		183,761
Depreciation and amortization	602,018		612,383		1,203,033		1,229,994
General and administrative	1,266,972		1,133,811		2,436,989		2,295,770
	7,046,156		6,755,193		14,025,188		13,587,277

Contribution from dental offices	1,747,073		2,131,534		3,715,037		4,339,961

CORPORATE EXPENSES:
General and administrative	889,204	(3)	1,187,732	(3)	1,830,308	(4)	2,162,920	(4)
Depreciation and amortization	23,186		22,161		46,654		44,551

Operating income	834,683		921,641		1,838,075		2,132,490

Interest expense, net	58,369		26,937		135,997		69,353

Income before income taxes	776,314		894,704		1,702,078		2,063,137
Income tax expense	326,057		375,111		734,265		866,518

Net income	$450,257		$519,593		$967,813		$1,196,619

Net income per share of Common Stock - Basic	$0.21		$0.28		$0.46		$0.64

Net income per share of Common Stock - Diluted	$0.21		$0.27		$0.44		$0.63

Cash dividends per share of Common Stock	$0.17		$0.17		$0.34		$0.34

Weighted average number of shares of Common Stock and dilutive securities:
Basic	2,107,415		1,855,778		2,109,250		1,858,036

Diluted	2,178,816		1,890,929		2,188,583		1,887,250

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was  $14,916,479 for the quarter ended June 30, 2008, and $15,216,028 for the quarter ended June 30, 2009.

(2)
 Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was  $30,170,730 for the six months ended June 30, 2008, and $30,557,742 for the six months ended June 30, 2009.

(3)
 Corporate expense - general and administrative includes $184,618 related to stock-based compensation expense in the quarter ended June 30, 2008, and  $252,707 related to total stock-based compensation expense; $170,915 related to SFAS 123(R) expense and $81,792 related to a long term incentive program expense in the quarter ended June 30, 2009.

(4)
 Corporate expense - general and administrative includes $358,030 related to stock-based compensation expense in the six months ended June 30, 2008, and $416,884 related to total stock-based compensation expense; $335,092 related to SFAS 123(R) expense and $81,792 related to a long term incentive program expense in the six months ended June 30, 2009.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2008	2009
	**	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,234,991	$1,201,989
Accounts receivable, net of allowance for doubtful accounts of $290,688 and $296,516, respectively	2,875,732	3,411,289
Deferred tax asset	195,091	282,565
Prepaid expenses and other assets	418,653	565,195

Total current assets	4,724,467	5,461,038

PROPERTY AND EQUIPMENT, net	3,887,919	3,187,748

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,621,918	10,240,166
Deferred charges and other assets	160,289	151,956

Total assets	$19,394,593	$19,040,908

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,551,851	$1,732,317
Accrued expenses	1,462,258	1,650,662
Accrued payroll and related expenses	1,714,550	2,195,580
Income taxes payable	371,569	447,469
Current maturities of long-term debt	920,000	920,000

Total current liabilities	6,020,228	6,946,028

LONG-TERM LIABILITIES:
Deferred tax liability, net	618,913	623,910
Long-term debt, net of current maturities	5,988,202	3,850,000
Other long-term obligations	259,678	193,585

Total liabilities	12,887,021	11,613,523

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,863,587 and 1,861,402 shares issued and outstanding, respectively	-	78,450
Treasury Stock purchased in excess of Common Stock basis	(266,786)	-
Retained earnings	6,817,449	7,381,216
Accumulated other comprehensive loss	(43,091)	(32,281)

Total shareholders' equity	6,507,572	7,427,385

Total liabilities and shareholders' equity	$19,394,593	$19,040,908

**  Derived from the Company’s audited consolidated balance sheet at December 31, 2008.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represent compensation expense to the dentists, dental hygienists and dental assistants and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is a non-GAAP measure that is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles  (“GAAP”).  The table below reconciles total dental group practice revenue to net revenue.

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

Total dental group practice revenue	$14,916,479	$15,216,028	$30,170,730	$30,557,742
Less - amounts retained by dental Offices	(6,123,250)	(6,329,301)	(12,430,505)	(12,630,504)

Net revenue	$8,793,229	$8,886,727	$17,740,225	$17,927,238

Adjusted EBITDA is not a GAAP measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – corporate, stock-based compensation expense related to SFAS 123(R), interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2008	2009	2008	2009
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$450,257	$519,593	$967,813	$1,196,619
Add back:
Depreciation and amortization - Offices	602,018	612,383	1,203,033	1,229,994
Depreciation and amortization - Corporate	23,186	22,161	46,654	44,551
Stock-based compensation expense	184,618	252,707	358,030	416,884
Interest expense, net	58,369	26,937	135,997	69,353
Income tax expense	326,057	375,111	734,265	866,518

Adjusted EBITDA	$1,644,505	$1,808,892	$3,445,792	$3,823,919